As filed with the Securities and Exchange Commission on February 10, 2009

Registration Statement No. 333-

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MEAD JOHNSON NUTRITION COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	2000 (Primary Standard Industrial Classification Code Number)	80-0318351 (I.R.S. Employer Identification No.)

2400 West Lloyd Expressway

Evansville, Indiana 47721-0001

(812) 429-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Mead Johnson Nutrition Company

Attention: William P’Pool, Esq.

2400 West Lloyd Expressway

Evansville, Indiana 47721-0001

(812) 429-5000

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Susan Webster, Esq. Ronald Cami, Esq. Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, New York 10019-7475 (212) 474-1000 Fax: (212) 474-3700	Richard D. Truesdell, Jr., Esq. Davis Polk & Wardwell 450 Lexington Avenue New York, New York 10017-3911 (212) 450-4000 Fax: (212) 450-3800

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is used to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ File No. 333-156298

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Class A Common Stock, par value $0.01 per share	5,750,000	$24.00	$138,000,000	$5,423.40

(1)	Based on the public offering price.

(2)	In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-1 (File No. 333-156298), as amended, is hereby registered.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional shares of Class A common stock, with par value of $0.01 per share, of Mead Johnson Nutrition Company, a corporation organized under the laws of the State of Delaware, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier effective registration statement (File No. 333-156298) are incorporated in this registration statement by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

All exhibits filed with or incorporated by reference in Registration Statement No. 333-156298 are incorporated by reference into, and shall be deemed part of, this registration statement, except the following, which are filed herewith.

Exhibit No.	Description

5.1	Opinion of Cravath, Swaine & Moore LLP
23.1	Consent of Deloitte & Touche LLP
23.5	Consent of Cravath, Swaine & Moore LLP (contained in Exhibit 5.1)
23.6	Consent of Deloitte & Touche LLP

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Evansville, Indiana, on February 10, 2009.

MEAD JOHNSON NUTRITION COMPANY

By:	/S/ STEPHEN W. GOLSBY

Stephen W. Golsby Chief Executive Officer and Director (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 10, 2009.

Signature	Title

/s/ STEPHEN W. GOLSBY Stephen W. Golsby	Chief Executive Officer and Director (Principal Executive Officer)

/s/ * Peter G. Leemputte	Chief Financial Officer (Principal Financial Officer)

/s/ * Stanley D. Burhans	Vice President and Controller (Principal Accounting Officer)

/s/ James M. Cornelius	Chairman of the Board of Directors

/s/ Lamberto Andreotti	Vice Chairman of the Board of Directors

/s/ * John E. Celentano	Director

/s/ * Jean-Marc Huet	Director

/s/ * Sandra Leung	Director

* By: /s/ STEPHEN W. GOLSBY Stephen W. Golsby, Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Cravath, Swaine & Moore LLP
23.1	Consent of Deloitte & Touche LLP
23.5	Consent of Cravath, Swaine & Moore LLP (contained in Exhibit 5.1)
23.6	Consent of Deloitte & Touche LLP